As filed with the Securities and Exchange Commission on October 11, 2023

Registration No. 033-91608
Registration No. 033-91610
Registration No. 333-91671
Registration No. 333-118034
Registration No. 333-127751
Registration No. 333-145301
Registration No. 333-166791
Registration No. 333-176047
Registration No. 333-197878
Registration No. 333-206067
Registration No. 333-218452
Registration No. 333-232972
 Registration No. 333-238095
Registration No. 333-266560

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-91608
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-91610
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-91671
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-118034
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-127751
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-145301
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-166791
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-176047
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-197878
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-206067
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-218452
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-232972
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-238095
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-266560

REGISTRATION STATEMENT

Under
The Securities Act of 1933

NATIONAL INSTRUMENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	74-1871327
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11500 North MoPac Expressway
Austin, Texas 78759

(Address, including zip code, of registrant’s principal executive offices)

National Instruments Corporation Amended and Restated 1994 Incentive Plan, as amended
National Instruments Corporation 2005 Incentive Plan
National Instruments Corporation 1994 Employee Stock Purchase Plan, as amended
National Instruments Corporation 2010 Incentive Plan
National Instruments Corporation 2015 Equity Incentive Plan
National Instruments Corporation 2020 Equity Incentive Plan
National Instruments Corporation 2022 Equity Incentive Plan

(Full titles of the Plans)

R. Eddie Dixon, Jr.
Senior Vice President, Chief Legal Officer and Secretary
National Instruments Corporation
11500 North MoPac Expressway
Austin, Texas 78759
(512) 683-0100

(Name, address, and telephone number, including area code, of agent for service)

 Copy to:

Phillip R. Mills, Esq.
Cheryl Chan, Esq.
Davis Polk & Wardell LLP
450 Lexington Avenue New York, New York 10017
(212) 450-4618

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SHARES

National Instruments Corporation, a Delaware corporation (the “Registrant”), is filing with the U.S. Securities and Exchange Commission these post-effective amendments (the “Post-Effective Amendments”) to deregister all shares of common stock, par value $0.01 per share, of the Registrant (the “Shares”), previously registered under the following Registration Statements on Form S-8 (the “Registration Statements”), together with any and all plan interests and other securities registered thereunder, that remain unsold as of the date hereof:

•
Registration Statement No. 033-91608, filed on April 26, 1995, relating to the registration of 2,700,000 Shares issuable under the National Instruments Corporation Amended and Restated 1994 Incentive Plan;

•	Registration Statement No. 033-91610, filed on April 26, 1995, relating to the registration of 1,620,000 Shares issuable under the National Instruments Corporation 1994 Employee Stock Purchase Plan;

•
Registration Statement No. 333-91671, filed on November 24, 1999, relating to the registration of 4,725,000 Shares issuable under the National Instruments Corporation Amended and Restated 1994 Incentive Plan;

•
Registration Statement No. 333-118034, filed on August 9, 2004, relating to the registration of 750,000 Shares issuable under the National Instruments Corporation Amended and Restated 1994 Incentive Plan;

•
Registration Statement No. 333-127751, filed on August 22, 2005, relating to the registration of (a) 2,700,000 Shares issuable under the National Instruments Corporation 2005 Incentive Plan and (b) 11,569,326 Shares issuable under the National Instruments Corporation 2005 Incentive Plan (consisting of (1) up to 2,127,736 Shares reserved but unissued under the National Instruments Corporation’s Amended and Restated 1994 Incentive Plan that were transferred to the National Instruments Corporation 2005 Incentive Plan and (2) up to 9,441,590 Shares subject to options outstanding under the National Instruments Corporation’s Amended and Restated 1994 Incentive Plan that were transferred to the National Instruments Corporation 2005 Incentive Plan);

•	Registration Statement No. 333-145301, filed on August 10, 2007, relating to the registration of 3,000,000 Shares issuable under the National Instruments Corporation 1994 Employee Stock Purchase Plan;

•	Registration Statement No. 333-166791, filed on May 13, 2010, relating to the registration of 4,241,536 Shares issuable under the National Instruments Corporation 2010 Incentive Plan;

•	Registration Statement No. 333-176047, filed on August 4, 2011, relating to the registration of 3,000,000 Shares issuable under the National Instruments Corporation 1994 Employee Stock Purchase Plan;

•	Registration Statement No. 333-197878, filed on August 5, 2014, relating to the registration of 3,000,000 Shares issuable under the National Instruments Corporation 1994 Employee Stock Purchase Plan;

•	Registration Statement No. 333-206067, filed on August 4, 2015, relating to the registration of 5,518,416 Shares issuable under the National Instruments Corporation 2015 Equity Incentive Plan;

•	Registration Statement No. 333-218452, filed on June 2, 2017, relating to the registration of 3,000,000 Shares issuable under the National Instruments Corporation 1994 Employee Stock Purchase Plan;

•	Registration Statement No. 333-232972, filed on August 2, 2019, relating to the registration of 3,000,000 Shares issuable under the National Instruments Corporation 1994 Employee Stock Purchase Plan;

•	Registration Statement No. 333-238095, filed on May 8, 2020, relating to the registration of 5,067,142 Shares issuable under the National Instruments Corporation 2020 Equity Incentive Plan; and

•
Registration Statement No. 333-266560, filed on August 5, 2022, relating to the registration of (a) 6,123,921 Shares issuable under the National Instruments Corporation 2022 Equity Incentive Plan and (b) 3,000,000 Shares issuable under the National Instruments Corporation 1994 Employee Stock Purchase Plan.

On October 11, 2023, pursuant to the terms of the Agreement and Plan of Merger, dated as of April 12, 2023, by and among the Registrant, Emerson Electric Co., a Missouri corporation (“Parent”) and Emersub CXIV, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Registrant with the Registrant surviving the merger as a wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, the Registrant has terminated all offerings and sales pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the Shares (together with any and all plan interests and other securities) registered under the Registration Statements that remain unsold at the termination of the offerings, the Registrant hereby removes from registration the Shares (together with any and all plan interests and other securities) registered but remaining unsold under the Registration Statements as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities, and the Registrant hereby terminates the effectiveness of each Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 11th day of October, 2023.

NATIONAL INSTRUMENTS CORPORATION

By:	/s/ R. Eddie Dixon, Jr.
Name:	R. Eddie Dixon, Jr.
Title:	Chief Legal Officer, Senior Vice President & Secretary

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments.